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                                                                   Exhibit 10.11

                              EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 16th day of February, 1998 by and between MEDSCAPE, INC., a New York corporation (the "Company"), and PETER M. FRISHAUF ("Executive").

            1. Employment and Term. The Company will employ Executive as Chairman of the Executive Committee of the Company, and Executive shall accept such employment, for a three year period commencing February 16, 1998 (the "Employment Period"), subject to earlier termination pursuant to the terms hereof. Executive shall at all times report to the Chief Executive Officer of the Company. Executive's principal focus shall be the development of new products and services for the Company.

            2. Performance. Executive shall (i) loyally and conscientiously perform all his duties and obligations under this Agreement to the best of his abilities; (ii) devote one-half of his business time, attention, energy and efforts to the business of the Company; and (iii) not directly or indirectly render any services of a commercial or professional nature to any other person or organization (other than SCP Communications, Inc. ("SCP")) without the prior written consent of the Board. The Company acknowledges and agrees that Executive will devote one-half of his time performing his obligations under his Employment Agreement with SCP.

            3. Compensation and Benefits.

                  (a) Base Salary. During, the Employment Period, the Company shall pay Executive a base salary of $80,000 per year, payable in accordance with the Company's standard payroll policy.

                  (b) Performance Bonuses. In addition to the base salary, the Company shall pay Executive a performance bonus in respect of each of 1998, 1999 and 2000 ("Bonus Years"), in accordance with the Performance Bonus & Goals set forth in Exhibit A. Executive shall be entitled to any bonus earned with respect to any Bonus Year so long as Executive remains employed by the Company on December 31 of such Bonus Year, but shall not be entitled to any portion of the bonus for any Bonus Year in which he is not employed by the Company on December 31 of such Bonus Year. Any performance bonus shall be payable within 30 days after approval by the Board of Directors of the Company of the Company's financial statements for such Bonus Year.

                  (c) Performance Bonus Payment. The performance bonus for each year shall be paid, at Executive's election, in, either:

                        (i) cash; or
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                        (ii) that number of shares (the "Bonus Share Amount") of
Class B Common Stock, par value $.01 per share, of the Company ("Class B Common Stock") equal to the bonus amount divided by the "Price Per Bonus Share," as defined below. "Price Per Bonus Share" means the fair market value of each share of Class B Common Stock as of December 31 of such Bonus Year as determined by the Company's Board of Directors taking into account the restrictions on sale and nonvoting nature of such shares; or

                        (iii) fully vested and exercisable incentive stock options to purchase that number of shares of Class B Common Stock equal to 150% of the Bonus Share Amount, pursuant to the Company's 1996 Stock Option Plan, as the same may be amended from time to time (the "Option Plan").

                  (d) Benefits. During the term hereof, Executive shall be entitled to all such family health and medical benefits (including dental) and all life and disability insurance as are provided to the senior executives of the Company; provided, however, that Executive shall not be entitled to any such benefits or insurance if Executive is receiving substantially similar benefits and insurance in connection with his employment by SCP.

                  (e) Vacation. Executive shall be entitled to paid vacation each year in accordance with the Company's vacation policy for its senior executives.

            4. Restrictive Covenants.

                  (a) Noncompetition During Employment. During his employment with the Company, Executive shall not, directly or indirectly, either as an employee, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business or organization that is competitive with the business of the Company.

                  (b) Noncompetition After Employment. Executive agrees that for the one year period following termination of his employment with the Company, he will not (i) directly or indirectly, either as employee, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business or organization that is competitive with the business of the Company at the time of such termination; (ii) solicit, divert or take away, or attempt to solicit, divert or to take away, the business or patronage of any of the clients, customers or accounts of the Company (except on behalf of a business unrelated to the business of the Company); or (iii) encourage or solicit any employee of the Company to leave the employ of the Company for any reason.
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                  (c) Exceptions. Notwithstanding, the provisions of this
Section 4, nothing herein shall prohibit Executive from (i) holding less than two percent (2%) of the outstanding capital stock of a publicly held corporation engaged in a business that competes with the business of the Company; (ii) serving on one or more Boards of Directors of non-profit corporations so long as, in the aggregate, such commitments do not interfere with the performance of Executive's duties for the Company; or (iii) after his employment with the Company terminates for any reason, being employed by a multi-division corporation that competes with the Company so long as Executive's responsibilities do not extend to the specific division of such corporation that competes with the Company and so long as Executive does not work in such division or advise or otherwise assist such division.

                  (d) Remedies and Interpretation. The restrictions contained in this Section 4 and in Section 6 of this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by Executive to be reasonable for such purpose. Executive agrees that any breach of this Section 4 or Section 6 by Executive is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, Executive agrees that the Company, in addition to any other remedies that may be available, shall be entitled to specific performance and other injunctive relief, without proving actual damages. If any restriction set forth in this Section 4 or in Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

            5. Termination of Employment.

                  (a) Death or Disability. In the event of the Executive's death or "Disability" (as defined below), the Company may by written notice to Executive terminate Executive's employment effective not less than 30 days after the date of such notice. "Disability" means a mental or physical condition that renders Executive incapable of performing his duties and obligations under this Agreement for a period of six consecutive months, or more than 210 days in any eight month period, in the written opinion of a competent physician specializing in such condition selected by the Board who has personally examined and evaluated Executive's condition. Executive agrees to submit to appropriate medical examination by such physician at the Company's expense and that such physician's determination shall be final. If this Agreement is terminated by Company under this Section 5(a), the Company shall pay Executive or his estate within 10 days after the effective date of such termination any unpaid compensation (including any accrued but unpaid vacation pay and bonuses accrued in accordance with Section 3(c) hereof) accrued through such effective date, provided that no severance amount shall be payable.
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                  (b) Termination for Good Cause. The Company may terminate
Executive's employment at any time for "Good Cause," as defined below. "Good Cause" means gross misconduct, gross neglect of duties (including by reason of alcohol or drug dependency), acts involving moral turpitude, conviction of a felony, material breach by Executive of this Agreement that is not substantially cured within 30 business days after receipt of written notice from the Company of such breach, or any act or omission involving fraud, embezzlement or misappropriation of any property of the Company by Executive.

                  (c) Termination by Executive. Executive may terminate this Agreement by giving the Company written notice at least 60 days prior to the effective date of such termination. If Executive terminates this Agreement under this Section 5(d), the Company shall pay Executive only any unpaid compensation (including any accrued but unpaid vacation pay) accrued through the effective date of such termination, but Executive shall not be entitled to any severance payments.

                  (d) Resignation as Director. Upon termination of Executive's employment pursuant to this Agreement, he shall resign as a director and an officer of the Company.

            6. Development Rights and Confidential Information.

                  (a) Developments. Executive agrees that any developments by way of invention, design copyright, trademark, software, magazine or journal concept or other matters which may be developed or perfected by him during the term of this Agreement or which are in process or under investigation during the term of this Agreement, and which relate to the business of the Company or its subsidiaries, shall be the property of the Company. The Employee will, at the request and expense of the Company, assist the Company in applying for and prosecuting letters patent thereon in the United States or in foreign countries if the Company reasonably requests, and will assign and will transfer the same to the Company together with any letters patent, copyrights, trademarks and applications therefor.

                  (b) Confidentiality. Executive agrees not to disclose or use Confidential Information of the Company except in connection with his employment with the Company. For purposes of this Section 6(b), the term "Confidential Information" shall mean all information in any manner relating to the Company's business including, but not limited to, information regarding business plans and strategies, trade secrets, "know-how", inventions, software, finances, markets, properties, methods of doing business, processes, customers, staff resumes, executive compensation, or suppliers, whether or not such information is labeled or otherwise identified as confidential. Irrespective of the foregoing, no information will be deemed "Confidential Information" if such information (i) is a part of the public knowledge or
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literature or becomes part of the public knowledge or literature, in either case from a source other than Executive or a source acting at Executive's direction,
(ii) is received by Executive in writing, without binder of secrecy, from a third party who is entitled to convey such information to the public, or (iii) is required by law or court order to be disclosed. Upon termination of this Agreement, Executive will deliver to the Company all equipment, records, copies of records and any other written information of or pertaining to the Company or any subsidiary of the Company which are then in his possession.

            7. Miscellaneous.

                  (a) Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of New York applicable to contracts made and performed in New York.

                  (b) Arbitration. Any dispute between Executive and the Company with respect to the terms of this Agreement, or any claim arising out of or relating to this Agreement, will be submitted to and be settled by final and binding arbitration in New York, New York, in accordance with the rules of the American Arbitration Association.

                  (c) Entire Agreement. This Agreement, including all exhibits and schedules attached hereto constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof. No amendment or modification of this Agreement shall be effective unless in writing and signed by both parties hereto.

                  (d) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be construed, if possible, so as to be enforceable under applicable law, if such construction is not possible, then such provision shall be excluded from this Agreement and the balance cf the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  (e) Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Executive shall not be entitled to assign any of his rights or obligations under this Agreement.

                  (f) Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon delivery as evidenced by delivery receipt via overnight delivery service or registered or certified mail to the addresses set forth on the
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signature page, or such other address as either party shall designate to the other in accordance with this provision.

                  (g) Waiver. A waiver by either party of any breach hereof by the other party shall not be construed as a waiver of any subsequent breach.

                  (h) Counterparts. This agreement may be executed in counterparts with the same force and effect as if each signatory had executed the same instrument.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MEDSCAPE, INC.


By:  /s/ Paul T. Sheils                         /s/ Peter M. Frishauf
     ------------------------                   -------------------------
     Paul T. Sheils                             Peter M. Frishauf
     President & CEO

     134 West 29th Street                       134 West 29th Street
     New York, NY 10001                         New York, NY 10001
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                                    EXHIBIT A

                       Performance Bonus Goals & Payments

            The "Target Bonus" (the annual amount payable if the "Target" level for each goal is achieved) is $50,000 in the aggregate for each of calendar years 1998, 1999 and 2000. If the Threshold Level for all goals is achieved, Executive will receive a bonus payment equal to 25% of the Target Bonus; if the "Superior Level" for all goals is achieved, Executive will receive a bonus payment equal to 150% of the Target Bonus. Actual bonus payments will be calculated on a linear basis between the Threshold Level and the Target Level and between the Target Level and Superior Level, as the case may be; provided, however, that the bonus calculation shall be measured for each separate goal based on the weighting ascribed to that goal.

            The goals, their weighting and the performance levels are as follows:

Goal                  Weighting       Threshold*       Target*  Superior*
Medscape Revenue      30% ($15,000)   85% of Budget    Budget   115% of Budget
Medscape EBITDA       30% ($15,000)   85% of Budget    Budget   115% of Budget
U.S. MD Registrants   40% ($20,000)   85% of Budget    Budget   115% of Budget

*     Based on 1998 Budget (draft) dated December 10, 1997.